BDO SEIDMAN, LLP
100 PARK AVENUE
NEW YORK, NEW YORK
TEL: (212) 885-3037
FAX: (212) 697-5177

May 15, 2009

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Good Harbor Partners Acquisition Corp.

Ladies and Gentlemen:

We have read the statements made by Good Harbor Partners Acquisition Corp. in Item 5b(i), (ii) and (iv) of the accompanying Current Report on Form 10-Q (Commission file number 000-51693), which is being filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

BDO Seidman LLP

BDP Seidman, LLP
Certified Public Accountant